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                                  Exhibit 12.1


                         ARIZONA PUBLIC SERVICE COMPANY
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                                    ($000'S)

                                                                    Twelve Months
                                                                 Ended December 31,
                                    --------------------------------------------------------------------------

                                          2003           2002           2001           2000            1999
                                          ----           ----           ----           ----            ----
Earnings:
  Income from continuing
    operations....................   $    180,937    $    199,343   $    280,688   $    306,594   $    268,322
  Income taxes.....................        86,854         126,805        183,136        195,665        133,015
  Fixed charges....................       181,793         168,985        166,939        179,381        179,088
                                     ------------    ------------   ------------   ------------   ------------
     Total earnings................  $    449,584    $    495,133   $    630,763   $    681,640   $    580,425
                                     ============    ============   ============   ============   ============

Fixed Charges:
  Interest charges.................  $    147,610    $    133,878   $    130,525   $    141,886   $    140,948
  Amortization of debt discount....         3,337           2,888          2,650          2,105          2,084
  Estimated interest portion of
     annual rents..................        30,846          32,219         33,764         35,390         36,056
                                     ------------    ------------   ------------   ------------   ------------
     Total fixed charges...........  $    181,793    $    168,985   $    166,939   $    179,381   $    179,088
                                     ============    ============   ============   ============   ============

Ratio of Earnings to Fixed
  Charges (rounded down)...........          2.47            2.93           3.77           3.79           3.24
                                     ============    ============   ============   ============   ============